EXHIBIT 10.6(h)

FIRST AMENDMENT TO

EMPLOYMENT AGREEMENT

This First Amendment to Employment Agreement (the “First Amendment”) is made and entered into as of November 12, 2014 (the “Effective Date”) by and between Cinemark Holdings, Inc., a Delaware Corporation (the “Company”) and Lee Roy Mitchell (the “Executive”).

WITNESSETH:

WHEREAS, the Company and the Executive are parties to that certain Employment Agreement dated December 15, 2008 (the “Original Agreement”); and WHEREAS, the Company and the Executive desire to amend the Original Agreement in accordance with the terms contained in this First Amendment.

NOW THEREFORE, in consideration of the mutual promises and covenants set further herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

1.     Deletion of Section 1.4.     Section 1.4 of the Original Agreement is hereby deleted in its entirety and shall be [RESERVED].

2.     Ratification.     The Company and Executive hereby agree that except as expressly modified or amended herein, the terms, conditions and covenants of the Original Agreement are hereby ratified and confirmed and shall remain in full force and effect. To the extent there is any conflict between the terms and provisions of the Original Agreement and this First Amendment, the Company and Executive agree that this First Amendment shall control.

IN WITNESS WHEREOF, the parties have executed this First Amendment as of the day and year first above written.

COMPANY:

CINEMARK HOLDINGS, INC.

By:	/s/ Tim Warner
Name:	Tim Warner
Title:	Chief Executive Officer

EXECUTIVE:

/s/ Lee Roy Mitchell
Lee Roy Mitchell